EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of Autonomix Medical, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated:  August 14, 2025

BioStar Ventures III, L.P.

By:

BioStar Ventures III, L.L.C.

Its:

General Partner

By:

/s/ Louis Cannon, MD

Name: Louis Cannon, MD

Title: Senior Managing Director

BioStar Ventures III, L.L.C.

By:

/s/ Louis Cannon, MD

Name: Louis Cannon, MD

Title: Senior Managing Director